Exhibit 10.1

AMENDED AND RESTATED

SUSQUEHANNA BANCSHARES, INC.

2005 EQUITY COMPENSATION PLAN

The purpose of the Amended and Restated Susquehanna Bancshares, Inc. 2005 Equity Compensation Plan (the “Plan”) is to provide (i) designated officers (including officers who are also directors) and other employees of Susquehanna Bancshares, Inc. (the “Company”) and its subsidiaries, and (ii) non-employee members of the board of directors of the Company (the “Board”), with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders and align the economic interests of the participants with those of the shareholders.

1.	Administration

The Plan shall be administered and interpreted by the Compensation Committee of the Board of Directors (the “Committee”), which shall consist of two or more persons appointed by the Board, all of whom shall be “disinterested persons” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and related Treasury regulations (the “Code”).

The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting and (iv) deal with any other matters arising under the Plan,

The Committee may, in its discretion or in accordance with a directive from the Board, waive or amend any provisions of any Grant, provided such waiver or amendment is not inconsistent with the terms of this Plan as then in effect the Committee may, if it so desires, base any of the foregoing determinations upon the recommendations of management of the Company. A majority of the Committee shall constitute a quorum thereof, and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be actions of the Committee.

The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.	Grants

Incentives under the Plan shall consist of grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalents on restricted stock units (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual (the “Grant Instrument”). The Committee shall approve the form and provisions of each Grant Instrument. All Grants shall be made conditional upon the grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3.	Shares Subject to the Plan

(a) Subject to the adjustment specified below, the aggregate number of shares of the common stock of the Company, par value $2.00 per share (the “Company Stock”) that may be issued or transferred under the Plan is 3,500,000 shares of Company Stock; provided that no more than 1,000,000 shares of the foregoing 3,500,000 shares of Company Stock shall be used to grant restricted stock, restricted stock units and dividend equivalents on restricted stock units (so called “full value awards”) under the Plan. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any one individual during any calendar year shall be 450,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent stock options or stock appreciation rights granted under the Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without having been exercised or if and to the extent any restricted stock, restricted stock units or dividend equivalents on restricted stock units are forfeited or terminated or otherwise not paid in full, the shares subject to such Grants shall again be available for purposes of the Plan. Shares of Company Stock surrendered in payment of the option price of a stock option, and shares of Company Stock withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If stock appreciation rights are granted, the full number of shares subject to the stock appreciation rights shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the stock appreciation rights and without regard to any cash settlement of the stock appreciation rights. To the extent that a Grant of restricted stock units or dividend equivalents on restricted stock units is designated in the Grant Instrument to be paid in cash and not in shares of Company Stock, such Grants shall not count against the share limits in this Subsection 3(a).

(b) If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, a recapitalization, stock split, or combination or exchange of shares, or merger, reorganization or consolidation in which the Company is the surviving corporation, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced due to the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that may be subject to Grants to any one individual under the Plan in any calendar year, the number of shares covered by outstanding Grants, and the price per share or the applicable market value of such Grants shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number. For purposes of this Section 3(b), “shares of Company Stock” and “shares” include referenced shares with respect to SARs. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, any adjustments to outstanding Grants shall be consistent with Sections 409A, 422 and 424 of the Code, to the extent applicable.

4.	Eligibility for Participation

All employees of the Company and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan. Members of the Board who are not employees of the Company or any of its subsidiaries (“Non-Employee Directors”) shall be eligible to participate in the Plan, but shall not be eligible to receive incentive stock options.

The Board shall select the Employees and Non-Employee Directors to receive Grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Board determines. Employees and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees”.

Nothing contained in this Plan shall be construed to (i) limit the right of the Board to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including stock options granted to employees thereof who become Employees of the Company, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan.

5.	Granting of Stock Options

Employees or Non-Employee Directors shall be eligible to receive grants of stock options in accordance with this Section 5.

(a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Grant of stock options.

(b) Type of Stock Option and Price. The Committee may grant stock options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code

(“Incentive Stock Options”) or stock options which are not intended to so qualify (“Nonqualified Stock Options”) or any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter collectively the “Stock Options”), all in accordance with the terms and conditions set forth herein.

The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date such Stock Option is granted; provided that, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in Section 424 of the Code, unless the purchase price per share is not less than 110% of the Fair Market Value of a share of Company Stock on the date of grant. An Incentive Stock Option shall only be granted to an Employee of the Company or any “subsidiary” within the meaning of Section 424(f) of the Code.

Fair Market Value of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

(c) Stock Option Term. The Committee shall determine the term of each Stock Option. The term of any Stock Option shall not exceed ten years from the date of grant; provided that an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in Section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(d) Exercisability of Stock Options. Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion, and specified in the Grant Instrument. The Committee, in its sole discretion, may accelerate the exercisability of any or all outstanding Stock Options at any time for any reason. In addition, all outstanding Stock Options automatically shall become fully and immediately exercisable upon a Change of Control (as defined herein) in accordance with the provisions of Section 11. Unless otherwise determined by the Committee, the vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates as the Committee determines as specified in the Grant Instrument. Notwithstanding any other provision of the Plan, except as otherwise provided by the Committee in the Grant Instrument, all outstanding Stock Options shall become immediately exercisable upon the earliest to occur of the following, if at such time the Grantee is an Employee of the Company or a parent or subsidiary of the Company, or a Non-Employee Director in the case of a Nonqualified Stock Option: (i) the Grantee’s normal retirement date, (ii) five years from the date of the Grant, (iii) the Grantee’s death or Disability (as defined herein), or (iv) the occurrence of a Change of Control of the Company; provided the Grantee is employed by, or providing services to the Company as of the date of the Change of Control.

(e) Manner of Exercise. A Grantee may exercise a Stock Option which has become exercisable, in whole or in part, by delivering a duly completed notice of exercise to the Secretary of the Company with accompanying payment of the option price in accordance with Subsection (h) below. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Committee (“Designated Broker”) in lieu of delivery to the Grantee. Such instructions must designate the account into which the shares are to be deposited. The Grantee may tender a notice of exercise, which has been properly executed by the Grantee and the aforementioned delivery instructions to any Designated Broker.

(f) Termination of Employment or Service, Disability or Death.

(i) Except as provided below, a Stock Option may only be exercised while the Grantee is employed by, or providing services to, the Company as an Employee or Non-Employee Director. In the event that a Grantee ceases to be employed by, or provide services to, the Company for any reason other than a Disability or death, any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days of the date on which the Grantee ceases to be employed by, or provide services to, the Company (or within such other period of time as may be specified in the Grant Instrument), but in any event no later than the date of expiration of the Stock Option term. Any of the Grantee’s Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide services to, the Company shall terminate as of such date.

(ii) In the event the Grantee ceases to be employed by, or provide services to, the Company because the Grantee is Disabled, any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year of the date on which the Grantee ceases to employed by, or provides services to, the Company (or within such other period of time as may be specified in the Grant Instrument), but in any event no later than the date of expiration of the Stock Option term. Any of the Grantee’s Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be an Employee or Non-Employee Director shall terminate as of such date.

(iii) If (a) the Grantee dies while employed by, or providing services to, the Company, or (b) in the case of Disability, during the period provided at Section 5(g)(ii) above, or (c) within 90 days after the date on which the Grantee ceases to be employed by, or provide services to, the Company on account of a termination of employment or service specified in Section
5(g)(i) above (or within such other period of time as may be specified in the Grant Instrument), any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year of the date of death (or within such other period of time as may be specified in the Grant Instrument), but in any event no later than the date of expiration of the Stock Option term. Any of the Grantee’s Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide services to, the Company shall terminate as of such date.

(iv) For purposes of this Section 5 and Section 8 below, the term “Company” shall include the Company’s subsidiaries and the term “Disability” or “Disabled” shall mean a Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code.

(g) Satisfaction of Option Price. The Grantee shall pay the option price specified in the Grant Instrument in (i) cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of a Stock Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the option price, (iii) through a net exercise of the Stock Option whereby the Grantee instructs the Company to withhold that number of shares of Company Stock having a Fair Market Value on the date of exercise equal to the aggregate option price of the Stock Option being exercised and deliver to the Grantee the remainder of the shares subject to such exercise, or (iv) by such other method as the Committee may approve. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and the Company’s tax withholding obligation is satisfied in accordance with Section 16 below. In the event Stock Option is exercised through the net exercise procedure under Section 5(g)(iii), then both for purposes of calculating the number of shares of Company Stock remaining available for issuance under the Plan and the number of shares of Company Stock remaining available for purchase under such Stock Option, the number of such shares shall be reduced by the gross number of shares for which the Stock Option is exercised.

(h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such stock option as to the excess shall be treated as a Nonqualified Stock Option.

6.	Restricted Stock Grants

(a) General Requirements. The Committee may issue or transfer shares of Company Stock to an Employee or Non-Employee Director under a Grant (a “Restricted Stock Grant”), upon such terms as the Committee deems appropriate. Shares of Company Stock issued pursuant to Restricted Stock Grants may be issued for cash consideration or for no cash consideration, at the sole discretion of the Committee. The Committee shall establish conditions under which restrictions on the transfer of shares of Company Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of years during which the Restricted Stock Grant will remain subject to restrictions, if any, will be designated in the Grant Instrument as the “Restriction Period.”

(b) Number of Shares. The Committee shall grant to each Grantee a number of shares of Company Stock pursuant to a Restricted Stock Grant in such manner as the Committee determines.

(c) Termination of Employment or Services. If the Grantee ceases to be employed by the Company (as an Employee or Non-Employee Director) during a period designated in the

Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems equitable.

(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Company Stock to which such Restriction Period applies except to a Successor Grantee under Section 9. Each certificate for a share issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends. During the Restriction Period, unless the Committee determines otherwise, the Grantee shall have the right to vote shares subject to the Restricted Stock Grant and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

(f) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of any conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that all the restrictions shall lapse without regard to any Restriction Period. All restrictions under all outstanding Restricted Stock Grants shall automatically and immediately lapse upon a Change of Control; provided that the Grantee is employed by, or providing services to the Company as of the date of the Change of Control.

7.	Restricted Stock Unit Grants

(a) General Requirements. The Committee may grant an award of phantom units representing shares of Company Stock on a one-for-one basis (“Restricted Stock Units”) to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 7. Each Restricted Stock Unit shall represent the right of the Grantee to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Restricted Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b) Terms of Restricted Stock Units. The Committee may grant Restricted Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Restricted Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee, subject to the applicable requirements of Section 409A of the Code. The Committee shall determine the number of Restricted Stock Units to be granted and the requirements applicable to such Restricted Stock Units.

(c) Payment With Respect to Restricted Stock Units. Payment with respect to Restricted Stock Units shall be made in cash, in Company Stock, or in a combination of the two,

as determined by the Committee. The Grant Instrument shall specify the maximum number of shares that can be issued under the Restricted Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Grantee may retain Restricted Stock Units after termination of the Grantee’s employment or service, and the circumstances under which Restricted Stock Units may be forfeited. All restrictions under all outstanding Restricted Stock Units shall automatically and immediately lapse upon a Change of Control; provided the Grantee is employed by, or providing services to the Company as of the date of the Change of Control.

(e) Dividend Equivalents. The Committee may grant Dividend Equivalents (as defined herein) in connection with Restricted Stock Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Grantees currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Restricted Stock Units for the Grantee, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee and subject to the applicable requirements of Section 409A of the Code. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee. “Dividend Equivalent” means an amount calculated with respect to a Restricted Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Restricted Stock Unit by the per share cash dividend, or the per share Fair Market Value of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest. Notwithstanding the foregoing, in no event shall the Committee grant Dividend Equivalents based on the dividends declared with respect to shares of Company Stock subject to a Stock Option or SAR.

8.	Stock Appreciation Rights

(a) General Requirements. The Committee may grant stock appreciation rights (“SARs”) to any Grantee in tandem with any Stock Option, for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such rights may be granted only at the time of the Grant of such Stock Option. Unless the Committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option or (ii) the Fair Market Value of a share of Company Stock as of the date of Grant of such SAR.

(b) Number of SARs. The number of SARs granted to a Grantee which shall be exercisable during any given period of time shall not exceed the number of shares of Company Stock which the Grantee may purchase upon the exercise of the related Stock Option during such period of time. Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by such Stock Option shall terminate. Upon the exercise of SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Company Stock.

(c) Value of SARs. Upon a Grantee’s exercise of some or all of the Grantee’s SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for a SAR is the difference between the base price of the SAR as described in Subsection (a) and the Fair Market Value of the underlying Company Stock on the date of exercise of such SAR.

(d) Form of Payment. At the time of such exercise, the Grantee shall have the right to elect the portion of the amount to be received that shall consist of cash and the portion that shall consist of Common Stock, which for purposes of calculating the number of shares of Company Stock to be received, shall be valued at their Fair Market Value on the date of exercise of such SARs. The Committee shall have the right to disapprove a Grantee’s election to receive cash in full or partial settlement of the SARs exercised and to require that shares of Company Stock be delivered in lieu of cash. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share. Upon the exercise of an outstanding SAR, the number of shares of Company Stock thereafter available, for purposes of calculating both the Plan reserve and the number of shares of Company Stock as to which such SAR may be subsequently exercised, shall be reduced by the gross number of shares of Company Stock as to which the SAR is exercised.

(e) Certain Restrictions. A SAR is exercisable only during the period when the Stock Option to which it is related is also exercisable. No SAR may be exercised for cash by an officer or director of the Company subject to Section 16 of the Exchange Act, in whole or in part, except in accordance with Rule l6b-3 under the Exchange Act.

9.	Transferability of Grants

Only the Grantee or his or her authorized representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the regulations thereunder. When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a “Family Transfer”), provided that the Grantee receives no consideration for a Family Transfer and the Grant Instruments relating to Nonqualified Stock Options transferred in a Family Transfer continue to be subject to the same terms and conditions that were applicable to such Nonqualified Stock Options immediately prior to the Family Transfer.

10. Change of Control of the Company

As used herein, a “Change of Control” shall be deemed to have occurred if:

(a) A liquidation or dissolution of the Company (excluding transfers to subsidiaries) or the sale of all or substantially all of the Company’s assets occurs;

(b) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split or sale or transfer of assets, any person or group (as such terms are used in and under Section l3(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner (as defined in Rule l3-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the common stock of the Company or the combined voting power of the Company’s then outstanding securities; provided, however, that for purposes of this Subsection 10(b), a person or group shall not include the Company or any subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary;

(c) If at least a majority of the Board at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination; or

(d) The Company merges or consolidates with any other corporation (other than a wholly owned subsidiary) and is not the surviving corporation (or survives only as a subsidiary of another corporation).

Notwithstanding the foregoing, the Committee may provide for a different definition of a “Change of Control” in a Grant Instrument if such Grant is subject to the requirements of Section 409A of the Code and the Grant will become payable on a Change of Control.

11.	Consequences of a Change of Control

(a) Notice.

(i) If a Change of Control described in Section 10(a), (b) or (d) will occur, then, not later than 10 days after the approval by the shareholders of the Company (or approval by the Board, if shareholder action is not required) of such Change of Control, the Company shall give each Grantee with any outstanding Stock Options or SARs written notice of such proposed Change of Control.

(ii) If a Change of Control described in Section 10(b) may occur without approval by the shareholders (or approval by the Board) and does so occur, or if a Change of Control described in Section 10(c) occurs, then, not later than 10 days after such Change of Control, the Company shall give each grantee with any outstanding Stock Options or SARs written notice of the Change of Control.

(b) Election Period. In connection with the Change of Control and effective only upon such Change of Control, each Grantee shall thereupon have the right, within 10 days after such written notice is sent by the Company (the “Election Period”), to make an election as described in Subsection (c) with respect to all of his or her outstanding Stock Options or SARs (whether the right to exercise such Stock Options or SARs has then accrued or the right to exercise such Stock Options or SARs will occur or has occurred upon the Change of Control).

(c) Election Right. During the Election Period, each Grantee shall have the right to elect to exercise in full any installments of such Stock Options or SARs not previously exercised; provided, however, that in the case of a SAR held by a Grantee who is subject to Section 16(b) of the Exchange Act, any such surrender or payment shall be made on such date as the Committee shall determine consistent with Rule 16b-3 under the Exchange Act.

(d) Termination of Stock Options or SARs. If a Grantee does not make a timely election in accordance with Subsection (c) in connection with a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), the Grantee’s Stock Options or SARs shall terminate as of the Change of Control. Notwithstanding the foregoing, a Stock Option or SAR will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation and, with respect to an Incentive Stock Option, the assumption of the Stock Option occurs under circumstances which are not deemed a modification of the Stock Option within the meaning of Sections 424(a) and 424(h)(3)(A) of the Code.

(e) Accounting and Tax Limitations. Notwithstanding the foregoing, if the right described in Subsection (c) in connection with SARs would make the applicable Change of Control ineligible for desired tax treatment with respect to such Change of Control and, but for those provisions, the Change of Control would otherwise qualify for such treatment, the Grantee shall receive shares of Company Stock with a Fair Market Value equal to the cash that would otherwise be payable pursuant to Subsection (c) in substitution for the cash.

12.	Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time: provided, however, that any amendment that increases the aggregate number (or individual limit for any single Grantee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the shareholders of the Company and provided, further, that the Board shall not amend the Plan without shareholder approval if such approval is required by Rule 16b-3 of the Exchange Act or Section 162(m) of the Code.

(b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

(c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 19(b) hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 19(b) hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d) Governing Document. The Plan shall be the controlling document, No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

13.	Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

14.	Rights of Participants

Nothing in this Plan shall entitle any Employee or Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

15.	No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

16.	Tax Withholding

(a) The Company’s obligation to deliver shares of Company Stock upon the exercise, issuance or vesting of a Grant under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements. The Company may require that the Grantee or other person receiving Grants or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants by delivering a separate check payable to the Company in the amount of the FICA taxes required to be withheld from the Grantee, or the Employer may deduct from wages and other compensation paid by the Grantee the amount of any withholding taxes due with respect to such Grants.

(b) The Company may, in its discretion, provide a Grantee with the right to use shares of Company Stock in satisfaction of all or part of the Withholding Taxes (defined below) to which such Grantee may become subject in connection with the exercise, issuance or vesting of those Grants or the issuance of shares of Company Stock thereunder; provided, however, that the amount of any shares so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes that are applicable to supplemental taxable income. Such right may be provided to any such Grantee in either or both of the following formats:

(i) The election to have the Company withhold, from the shares of Company Stock otherwise issuable upon the issuance, exercise or vesting of such Grant or the issuance of shares of Company Stock thereunder, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes designated by such individual. The shares of Company Stock so withheld shall reduce the number of shares of Company Stock authorized for issuance under the Plan.

(ii) The election to deliver to the Company, at the time of the issuance, exercise or vesting of such Grant or the issuance of shares of Company Stock thereunder, one or more shares of Company Stock previously acquired by such individual (other than in connection with the exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes designated by the individual. The shares of Company Stock so delivered shall neither reduce the number of shares of Company Stock authorized for issuance under the Plan nor be added to the number of shares of Company Stock authorized for issuance under the Plan.

For purposes of the Plan “Withholding Taxes” shall mean (i) the employee portion of the federal, state and local employment taxes required to be withheld by the Company in connection with the vesting of the shares of Company Stock under the Grant and any dividend equivalents relating to those shares and (ii) the federal, state and local income taxes required to be withheld by the Company in connection with the issuance of those vested shares and the distribution of any dividend equivalents relating to such shares.

17.	Requirements for Issuance of Shares

No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended so reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

18.	Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

19.	Miscellaneous

(a) Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation (“Substituted Stock Incentives”). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

(b) Compliance with Law. The Plan, the exercise of Stock Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule l6b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that, to the extent applicable, Grants are either exempt from, or comply with, the requirements of Section 409A of the Code. To the extent applicable, if on the date of a Grantee’s “separation from service” (as such term is defined under Section 409A of the Code), Company Stock (or stock of any other company required to be aggregated with the Company for purposes of Section 409A of the Code and its corresponding regulations) is publicly-traded on an established securities market or otherwise and the Grantee is a “specified employee” (as such term is defined in Section 409A(a)(2)(B)(i) of the Code and its corresponding regulations) as determined by the Committee (or its delegate) in its discretion in accordance with the requirements of Sections 409A and 416 of the Code, then all Grants that are deemed to be deferred compensation subject to the requirements of Section 409A of the Code and payable within six months following such Grantee’s “separation from service” shall be postponed for a period of six months following the Grantee’s “separation from service” with the Company. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. In accordance with Section 16 above, the Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

(d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the Law of the Commonwealth of Pennsylvania.

20.	Effective Date of the Plan.

The Plan was originally effective on May 17, 2005 and was later amended and restated effective May 8, 2009 upon approval by the shareholders of the Company. This amendment and restatement is effective February 24, 2011.